EXHIBIT 21.1
Subsidiaries of Registrant

Name of Subsidiary	Jurisdiction of Incorporation or Formation
IELA Colombia Inc.	Barbados
IELA Mexico Pte. Ltd.	Singapore
IELA Singapore Pte. Ltd	Singapore
Ivanhoe Energy (Latin America) Inc.	British Virgin Islands
Ivanhoe Energy (Middle East) Inc.	British Virgin Islands
Ivanhoe Energy Advisory Inc.	British Virgin Islands
Ivanhoe Energy Canada Inc.	Alberta
Ivanhoe Energy Canadian Holdings Inc.	Alberta
Ivanhoe Energy Colombia Inc.	Barbados
Ivanhoe Energy Ecuador Inc.	British Columbia
Ivanhoe Energy Holdings Inc.	Nevada
Ivanhoe Energy HTL (USA) Inc.	Nevada
Ivanhoe Energy HTL Inc.	Nevada
Ivanhoe Energy International Inc.	British Virgin Islands
Ivanhoe Energy International Ventures Inc.	British Virgin Islands
Ivanhoe Energy Latin America Inc.	British Columbia
Ivanhoe Energy MENA Inc.	British Columbia
Ivanhoe Energy Mexico IELA, S.A. de C.V.	Mexico
Ivanhoe Energy Mexico Inc.	British Columbia
Ivanhoe Energy Mongolia Inc.	Alberta
Ivanhoe Energy Petroleum Projects Inc.	Nevada
Ivanhoe Energy Services Mexico IELA S.A. de C.V.	Mexico
Ivanhoe HTL Petroleum Ltd	Nevada
Panasian Energy Ltd.	Nevis
Shaman LLC	Mongolia
Sunwing Energy Ltd.	Bermuda
Sunwing Holding Corporation	Barbados
Sunwing Management Limited	Hong Kong
Sunwing Zitong Energy Ltd.	British Virgin Islands